EX-99.906 CERT
SECTION 906 CERTIFICATIONS

                           SECTION 906 CERTIFICATIONS

Ralph W. Bradshaw, Principal Executive Officer, and Jodi B. Levine, Principal Financial Officer, of the Cornerstone Total Return Fund, Inc. (the "Fund"), each certify to his knowledge that:

(1)The Fund's periodic report on Form N-CSR for the period ended June 30, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Fund.


/s/ RALPH W. BRADSHAW                     /s/ JODI B. LEVINE
---------------------                     -------------------
Ralph W. Bradshaw                         Jodi B. Levine
Chairman and President                    Treasurer
(Principal Executive Officer)             (Principal Financial Officer)

Date: August 31, 2006                     Date: August 31, 2006

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission or its staff upon request.